EXHIBIT 10.74

This AMENDMENT, dated as of March 22, 2005 (this “Fourteenth Amendment”), is among FIBERNET TELECOM GROUP, INC., a Delaware corporation (the “Parent”), FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (together with FiberNet, the “Borrowers”), the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and relates to (1) the Amended and Restated Credit Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Lenders, the Administrative Agent, TD Securities (USA) Inc., as syndication agent for the Lenders, and Wachovia Investors, Inc., as documentation agent for the Lenders, and (2) the Amended and Restated Parent Guaranty Agreement, dated as of February 9, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Parent Guaranty Agreement”), by the Parent in favor of the Administrative Agent for the benefit of each of the Secured Parties. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrowers wish to modify certain provisions of their financial covenants contained in the Credit Agreement as more particularly described herein.

WHEREAS, the Borrowers wish to defer all payments of principal of the Loans due on each of March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 until March 31, 2006.

WHEREAS, the modification described in the first recital is subject to the prior approval of the Majority Lenders and the deferment described in the second recital is subject to the prior approval of each of the Lenders, and the Lenders are willing to approve such modification and deferment on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

AMENDMENTS

Section 1.01 Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 shall be amended by adding the following new defined terms in the appropriate alphabetical order:

“Fourteenth Amendment” means the Amendment, dated as of March 22, 2005, among the Parent, the Borrowers, the Lenders and the Administrative Agent, which amends the Credit Agreement and the Parent Guaranty Agreement.

“Equity Issuance” has the meaning assigned to that term in Section 4.4 of the Parent Guaranty Agreement.

(b) Section 2.5.B.(iii)(a) is amended by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date of Reduction	Aggregate Reduction (Expressed as a Percentage)
03/31/2004	2.00%
06/30/2004	2.00%
9/30/2004	2.00%
12/31/2004	2.00%
03/31/2005	0.00%
06/30/2005	0.00%
9/30/2005	0.00%
12/31/2005	0.00%
03/31/2006	52.00%
06/30/2006	12.00%
9/30/2006	12.00%
12/31/2006	12.00%
Maturity Date	4.00% or any greater amount remaining

(c) Section 2.5.D.(iii) is amended by adding the following phrase after the term “Gateway Transaction Equity”: “or the Net Proceeds of the Equity Issuance”.

(d) Section 6.6.A. is amended by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date	Minimum Consolidated Revenue (in Dollars)
March 31, 2005	31,470,000
June 30, 2005	31,070,000
September 30, 2005	31,393,000
December 31, 2005	32,093,000
March 31, 2006	32,086,000
June 30, 2006	33,604,000
September 30, 2006	34,897,000
December 31, 2006	35,653,000
March 31, 2007	36,409,000

(e) Section 6.6.B. is amended by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date	Minimum Consolidated EBITDA (in Dollars)
March 31, 2005	1,368,000
June 30, 2005	929,000
September 30, 2005	636,000
December 31, 2005	1,028,000
March 31, 2006	1,710,000
June 30, 2006	2,441,000
September 30, 2006	3,132,000
December 31, 2006	3,545,000
March 31, 2007	3,957,000

(f) Section 6.6.C. is amended by (i) replacing the words “September 30, 2002” in the third line of such Section with the words “January 1, 2005” and (ii) deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date	Maximum Cumulative Consolidated Capital Expenditures From January 1, 2005 (In Dollars)
March 31, 2005	1,200,000
June 30, 2005	2,200,000
September 30, 2005	3,080,000
December 31, 2005	3,960,000
March 31, 2006	5,520,000
June 30, 2006	6,440,000
September 30, 2006	7,360,000
December 31, 2006	8,280,000
March 31, 2007	8,200,000

(g) Section 6.6.D. is amended by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date	Consolidated Leverage Ratio
March 31, 2005	11.50 to 1.00
June 30, 2005	17.19 to 1.00
September 30, 2005	18.03 to 1.00
December 31, 2005	15.55 to 1.00
March 31, 2006	3.97 to 1.00
June 30, 2006	1.94 to 1.00
September 30, 2006	0.99 to 1.00
December 31, 2006	0.19 to 1.00
March 31, 2007	0.00 to 1.00

(h) Section 6.6E is amended by deleting the table set forth in such Section in its entirety and replacing it with the following table:

Date	Consolidated Interest Coverage Ratio
March 31, 2005	1.65 to 1.00
June 30, 2005	1.11 to 1.00
September 30, 2005	0.73 to 1.00
December 31, 2005	1.16 to 1.00
March 31, 2006	2.25 to 1.00
June 30, 2006	4.04 to 1.00
September 30, 2006	7.45 to 1.00
December 31, 2006	17.01 to 1.00
March 31, 2007	34.82 to 1.00

(i) Section 6.6.F. and all references thereto are deleted in their entirety.

(j) Section 7.9(i) is amended by (i) inserting the word “(a)” immediately before the words “any of its negative covenants” in the second line thereof and (ii) by inserting the words “or (b) Section 4.4 of the Parent Guaranty Agreement” immediately after the words “to which it is a party” in the third line thereof.

Section 1.02 Amendments to the Parent Guaranty Agreement. The Parent Guaranty Agreement is hereby amended by adding the following Section at the end of Article IV thereof:

“Section 4.4 Equity Issuance.

On or prior to June 23, 2005, the Guarantor shall issue equity in an amount sufficient to result in Net Proceeds of at least $6,500,000 pursuant to a securities purchase agreement among the Guarantor and the purchasers party thereto in form and substance satisfactory to the Administrative Agent and the Lenders (provided that the Administrative Agent’s and the Lenders’ review of such securities purchase agreement may include, among any other considerations deemed appropriate by the Administrative Agent and the Lenders, a review of the covenants and other terms of the Credit Agreement and the need for possible changes thereto, in light of the Guarantor’s acquisition of CEC and the related transactions) (such issuance, the “Equity Issuance”).”

ARTICLE III.

MISCELLANEOUS

Section 4.01 Execution of this Fourteenth Amendment.

This Fourteenth Amendment is executed and shall be construed as an amendment to the Credit Agreement and the Parent Guaranty Agreement, and, as provided in the Credit Agreement and the Parent Guaranty Agreement, this Fourteenth Amendment forms a part thereof. This Fourteenth Amendment shall become effective only upon (i) the repricing of the warrants referred to in Section 4.08 hereof, and (ii) the payment of any fees or expenses then due and payable to the Administrative Agent.

Section 4.02 Representations and Warranties.

(a) The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Borrowers’ execution, delivery and performance of this Fourteenth Amendment have been obtained or made, (b) this Fourteenth Amendment has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, (c) the representations and warranties of the Borrowers set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof and (d) no Event of Default or Potential Event of Default has occurred and is continuing as of the date hereof.

(b) The Parent hereby represents and warrants to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for the Parent’s execution, delivery and performance of this Fourteenth Amendment have been obtained or made, (b) this Fourteenth Amendment has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable against such Parent in accordance with its terms and (c) the representations and warranties of the Parent set forth in Article III of the Parent Guaranty Agreement are true and correct in all material respects as of the date hereof.

Section 4.03 Waiver.

This Fourteenth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents and, except as specifically modified pursuant to the terms of this Fourteenth Amendment, the terms and conditions of the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of Administrative Agent and the Lenders under the Credit Agreement, the Parent Guaranty Agreement and the other Loan Documents. The execution and delivery by the Lenders of this Fourteenth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 4.04 Counterparts; Integration; Effectiveness.

This Fourteenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Fourteenth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 4.01, this Fourteenth Amendment shall become effective when it shall have been executed by each of the Parent, each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Fourteenth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Fourteenth Amendment.

Section 4.05 Severability.

Any provision of this Fourteenth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.06 Governing Law.

This Fourteenth Amendment shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 4.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Fourteenth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Fourteenth Amendment.

Section 4.08 Fourteenth Amendment Fee.

The Parent agrees to reprice a total of 496,231 of the warrants dated October 30, 2002 and November 11, 2002 and held by the Lenders to $0.01 within fifteen days of the execution of this Fourteenth Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTMENT HOLDINGS, LLC., as a Lender

By:
Name:
Title:

IBM CREDIT LLC, as a Lender

By:
Name:
Title: